                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                         PLC SYSTEMS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                PLC SYSTEMS INC.
                                 10 FORGE PARK
                         FRANKLIN, MASSACHUSETTS 02038

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that an Annual General Meeting (the "Meeting") of shareholders ("Stockholders") of PLC SYSTEMS INC. (the "Corporation"), a Yukon corporation, will be held on Wednesday, May 24, 2000, at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the following purposes:

        1. To elect three Class II Directors for the ensuing three years.

        2. To approve the Corporation's 2000 Employee Stock Purchase Plan.

        3. To approve the Corporation's 2000 Equity Incentive Plan.

        4. To appoint Ernst & Young LLP as auditors for the current fiscal year ending December 31, 2000.

        5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on April 7, 2000 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof.

    We hope that all Stockholders will be able to attend the Meeting in person. In order to assure that a quorum is present at the Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the Meeting, your proxy, at your request, will be returned to you and you may vote your shares in person.

    A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 (without exhibits), which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                                       By Order of the Board of Directors

                                                       STEVEN D. SINGER
                                                       SECRETARY

Franklin, Massachusetts
April 20, 2000

                                PLC SYSTEMS INC.
                                 10 FORGE PARK
                         FRANKLIN, MASSACHUSETTS 02038
                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000

THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF PLC SYSTEMS INC. (THE "CORPORATION") FOR USE AT THE ANNUAL GENERAL MEETING (THE "MEETING") OF SHAREHOLDERS (THE "STOCKHOLDERS") TO BE HELD ON WEDNESDAY,
MAY 24, 2000, AT 10:00 A.M. AT THE OFFICES OF HALE AND DORR LLP, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    Stockholders of record at the close of business on April 7, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. Notice of the Record Date, as required by
Section 135(4) of the Business Corporations Act of the Yukon Territory ("Yukon Act"), was published in the Whitehorse Star newspaper on March 31, 2000. On the Record Date, 23,906,385 shares of Common Stock, no par value per share, of the Corporation ("Common Stock" or "Voting Securities") were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Meeting. No other class of Voting Securities of the Corporation is issued and outstanding.

    A quorum for the Meeting is two Stockholders (or proxyholders representing two Stockholders) or one Stockholder and a proxyholder representing one Stockholder, in either case holding shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock outstanding and entitled to vote at the Meeting. Each proposal to be voted upon by the Stockholders of the Corporation requires the vote of a majority of shares of Common Stock present at the Meeting for passage. Abstentions are counted for purposes of determining the presence or absence of a quorum at the Meeting but are not counted in tabulation of the votes cast on proposals presented to Stockholders. Yukon law does not recognize broker non-votes (which, under U.S. law, result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters).

    The directors and executive officers of the Corporation as a group own or may be deemed to control approximately 5.4% of the outstanding shares of Common Stock of the Corporation. Each of the directors and executive officers has indicated his or her intention to vote all shares of Common Stock owned or controlled by him or her in favor of each item set forth herein.

    Execution of a proxy will not in any way affect a Stockholder's right to attend the Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Corporation prior to the Meeting, or by giving to the Secretary of the Corporation a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Meeting will be voted as specified therein. IN THE ABSENCE OF SPECIAL PROXY INSTRUCTIONS, SHARES WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS OF THOSE PERSONS NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF ALL OTHER ITEMS SET FORTH HEREIN.

    The persons named in the enclosed proxy for the Meeting are officers and/or directors of the Corporation. STOCKHOLDERS HAVE THE RIGHT TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A STOCKHOLDER, TO REPRESENT THE STOCKHOLDERS AT THE MEETING BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE ACCOMPANYING PROXY AND BY INSERTING THAT OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED OR BY EXECUTING A PROXY SIMILAR TO THE ENCLOSED FORM.

    This Proxy Statement and the accompanying proxy are expected to be mailed to Stockholders on or about April 20, 2000.

    Shares of Common Stock represented by properly executed and deposited proxies will be voted for or against or withheld from voting in accordance with the instructions of the Stockholders on any ballot that may be called for and, if the Stockholders specify a choice with respect to any matter to be acted upon at the Meeting, shares represented by such proxies will be voted accordingly. IF A STOCKHOLDER APPOINTS ONE OF THE PERSONS DESIGNATED IN THE ACCOMPANYING PROXY AS HIS PROXYHOLDER AND DOES NOT MAKE A CHOICE TO DIRECT THE SAID PROXYHOLDER TO VOTE FOR OR AGAINST OR TO WITHHOLD FROM VOTING ON A MATTER OR MATTERS WITH RESPECT TO WHICH AN OPPORTUNITY TO SPECIFY HOW THE SHARES REGISTERED IN THE NAME OF SUCH STOCKHOLDER SHALL BE VOTED, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXYHOLDER. THE ENCLOSED PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxyholder in the proxies.

    A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 (WITHOUT EXHIBITS), WHICH CONTAINS FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997, IS BEING MAILED HEREWITH TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING. COPIES OF EXHIBITS TO THE FORM 10-K WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. PLEASE ADDRESS ALL SUCH REQUESTS TO THE CORPORATION, ATTENTION CORPORATE SECRETARY, 10 FORGE PARK, FRANKLIN, MA 02038.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

    The Corporation's Articles of Continuance, as amended, provide that directors may be elected for a term of office of one or more years as may be specified in the resolution by which the directors are elected. At the Corporation's 1995 Annual Meeting, it was resolved that the members of the Board of Directors be classified and elected as nearly as possible into three classes, each with approximately one-third of the members of the Board of Directors. At each Annual Meeting of Stockholders, one class of directors is elected for a full term of three years to succeed those whose terms are expiring. The classified board is designed to assure continuity and stability in the Board of Director's leadership and policies. Dr. Rudko, Mr. Pendergast and Mr. Tauscher are classified as Class I directors and serve until the 2001 Annual Meeting. Drs. Norton and Smith and Mr. Dunn are classified as Class III directors and serve until the 2002 Annual Meeting. Mr. Pulkonik, Mr. Dow and Mr. Magazine are classified as Class II directors and serve until the 2000 Annual Meeting.
Mr. Pulkonik and Mr. Magazine will be standing for election at the 2000 Annual Meeting along with a new nominee, Benjamin Holmes. Mr. Dow will not be standing for reelection at the 2000 Annual Meeting. The successors to the Class II directors whose terms expire at the 2000 Annual Meeting will be elected for a term of office to expire at the 2003 Annual Meeting and until their successors have been duly elected by the Stockholders. Directors chosen to fill vacancies on a classified board will hold office until the next election of the class for which directors shall have been chosen, and until their successors are duly elected by the Stockholders. Officers are appointed by and serve at the discretion of the Board of Directors, subject to their employment agreements.

    Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of Kenneth J. Pulkonik, Benjamin Holmes and Alan H. Magazine as Class II directors, each to serve until the 2003 Annual Meeting. The Board of Directors knows of no reason why such nominees should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors within Class II at a lesser number.

    The following table sets forth, as of March 15, 2000, the names, ages of and positions and offices presently held by the directors of the Corporation and the director nominee, as well as the date on which each individual was first elected a director, if applicable. For information about ownership of the Corporation's Voting Securities by each director, see "Beneficial Ownership of Common Stock".

                                                                             CLASS TO
                                        DATE FIRST                           WHICH THE
                                         BECAME A                             NOMINEE        EXPIRATION
NAME(1)                        AGE       DIRECTOR          POSITION           BELONGS    OF DIRECTOR'S TERM
-------                      --------   ----------   ---------------------   ---------   -------------------
Edward H. Pendergast.......     66      9/24/92      Chairman of the Board   I           2001 Annual Meeting
                                                     of Directors
William C. Dow (2).........     53      8/15/97      Director                II          2000 Annual Meeting
Kevin J. Dunn..............     47      9/24/99      Director                III         2002 Annual Meeting
Benjamin Holmes*...........     65      Director     Director Nominee
                                        Nominee
Alan H. Magazine*..........     55      9/24/99      Director                II          2000 Annual Meeting
H.B. Brent Norton, M.D.....     39      6/10/94      Director                III         2002 Annual Meeting
Kenneth J. Pulkonik*.......     59      9/14/92      Director                II          2000 Annual Meeting
Robert I. Rudko, Ph.D......     57      4/14/92      Director and Chief      I           2001 Annual Meeting
                                                     Scientist
Roberts A. Smith, Ph.D.....     71      1/22/93      Director                III         2002 Annual Meeting
Mark R. Tauscher...........     47      12/17/99     President, Chief        I           2001 Annual Meeting
                                                     Executive Officer and
                                                     Director

------------------------

*   Nominee for election at the 2000 Annual General Meeting of Stockholders.

(1) A brief account of the business experience of each director and nominee for director who will continue in office after the Meeting is set forth below under the caption "Background of Directors."

(2) Mr. Dow will not be standing for election at the Meeting and will not continue as a director after the Meeting.

BACKGROUND OF DIRECTORS

    The following is a brief account of the business experience of each director and nominee for director who will continue in office after the Meeting.

    KEVIN J. DUNN. Mr. Dunn has served as a director of the Corporation since September 1999. Mr. Dunn joined the Boston office of The Robinson Humphrey Company, an investment banking firm, as the senior managing director in 1999. From 1984 until 1999 Mr. Dunn worked for Tucker Anthony Incorporated as the Executive Vice President--Head of Corporate Finance Department. Mr. Dunn received his Masters of Business Administration from the University of Chicago Graduate School of Business and his Bachelors in Government from Harvard College.

    BENJAMIN HOLMES. Mr. Holmes has been nominated for election as a director of the Corporation at the Meeting. Since December 1994, Mr. Holmes has served as President of the Holmes, Co., a consulting firm that specializes in healthcare with a focus on the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as Director of Haemonetics Corporation, Project Hope, the UCLA Foundation and The Wood River Medical Center Foundation.

    H. B. BRENT NORTON, M.D. Dr. Norton has served as a director of the Corporation since June 1994. Since 1991, he has served as the President, Chief Executive Officer and a director of IMI International

Medical Innovations Inc., a publicly held biotechnology commercialization company. Additionally, since 1990, he has been the Owner and President of the Ontario Workers Health Clinic, a privately held health assessment company. From 1990 to 1993, Dr. Norton was an associate at the Institute for Sport Medicine and Human Performance, a privately held provider of medical care to athletes. Dr. Norton received his degree as a Doctor of Medicine from McGill University and a Master of Business Administration degree from the University of Western Ontario.

    ALAN H. MAGAZINE. Mr. Magazine has served as a director of the Corporation since September 1999. Since June 1999, Mr. Magazine has been an independent executive management consultant. From 1990 to 1999, Mr. Magazine served as President and Chief Executive officer of the Health Industry Manufacturer's Association (HIMA). HIMA is the largest worldwide association for medical technology companies, representing more than 800 companies. Prior to serving as HIMA's President and Chief Executive Officer, Mr. Magazine was the President and Chief Executive Officer of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine received his Ph.D. from the University of Maryland, his MBA from Kent State University and his BA from Monmouth College.

    EDWARD H. PENDERGAST. Mr. Pendergast served as a director of the Corporation since September 1992, served as its Lead Outside Director from
March 1995 to October 1998 and served as interim President and Chief Executive Officer from September 24, 1999 to December 17, 1999. Mr. Pendergast was a director of PLC Medical Systems, Inc. ("PLC Medical"), a wholly owned subsidiary of the Corporation, from its incorporation in 1981 until 1991. Mr. Pendergast assumed the position of Chairman of the Board of the Corporation in October 1998. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately held management consulting firm. From 1984 to 1989, Mr. Pendergast served as the Chairman of Kennedy & Lehan, a public accounting firm. Mr. Pendergast serves as a director of Plymouth Rubber
Company Inc. (AMEX) and also serves as a member of the Board of Directors of several other private companies. Mr. Pendergast is a Certified Public Accountant and the former President of the Massachusetts Society of Certified Public Accountants.

    KENNETH J. PULKONIK. Mr. Pulkonik has served as a director of the Corporation since 1992. Mr. Pulkonik has served as President and Chairman of the Board of Rush Electronics Ltd. of Ontario, Canada, a privately held business, since 1983. Mr. Pulkonik has also served as the Chairman of the Board of Rush Corporation, the United States subsidiary of Rush Electronics Ltd., a privately held company, since 1987. In 1971, Mr. Pulkonik co-founded Rush
Industries, Inc., a privately held industrial distributor to the electronics industry in the New England area. Mr. Pulkonik received a S.B. in Chemical Engineering, a S.M. in Metallurgy, both from Massachusetts Institute of Technology ("MIT"), and a S.M. in Management from the Sloan School at MIT.

    ROBERT I. RUDKO, PH.D. Dr. Rudko has served as a director of the Corporation since April 1992. Dr. Rudko served as Chairman of the Corporation from April 1992 until October 1998, President of the Corporation from
April 1992 until October 1993, Chief Scientist of the Corporation from
October 1993 and President of Laser Engineering, Inc. (now known as PLC Medical), a wholly owned subsidiary of the Corporation, from 1981 to October 1993. Dr. Rudko has over 30 years of experience in the analysis, design, development, and manufacture of lasers and surgical laser systems. Prior to founding PLC Medical in 1981, Dr. Rudko was employed by the Research Division of Raytheon Company, a publicly traded defense contractor, from 1967 to 1981, first as a Senior Research Scientist and then as Principal Research Scientist.
Dr. Rudko received his Ph.D. degree in electrical engineering from Cornell University.

    ROBERTS A. SMITH, PH.D. Dr. Smith has served as a director of the Corporation since January 1993. From 1980 to 1986 and from 1988 to 1994,
Dr. Smith was the President of Viratek, Inc., a pharmaceutical development company. He was the Vice President of SPI Pharmaceuticals, a pharmaceutical marketing company, from 1990 to 1992. From 1985 to 1988, Dr. Smith was the Vice President and a director of the Nucleic Acid Research Institute. Dr. Smith has been the Vice Chairman since 1992 and a founding director since 1959 of ICN Pharmaceuticals, Inc., the parent company of Viratek, Inc., a publicly traded company, and SPI Pharmaceuticals. From 1958 to 1987, Dr. Smith was a full Professor and from 1987 to the present, Dr. Smith has been a Professor Emeritus, at the University of California, Los Angeles where he instructs in biochemistry.

    MARK R. TAUSCHER. Mr. Tauscher was appointed President, Chief Executive Officer and a director of the Corporation in December 1999. Prior to joining the Corporation, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems: Medical Supplies. From
May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard: Medical Supplies. Mr. Tauscher has over 20 years of experience in medical product sales, marketing and management. Mr. Tauscher received his Bachelor of Science from Southern Illinois University.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Corporation receive no additional or special remuneration as directors. Non-employee directors receive $8,000 per year, paid in monthly installments in Fiscal 1999, with the exception of the Chairman of the Board, who receives $24,000 per year, paid in monthly installments in Fiscal 1999. In addition, non-employee directors receive a fee of $650 for each meeting of the Board of Directors attended in person and a fee of $600 for each committee meeting attended in person, plus reimbursement for related travel expenses. Each of the non-employee directors receives a fee of $325 for each telephonic meeting of the Board of Directors attended and a fee of $300 for each telephonic committee meeting attended.

    Non-employee directors are also granted stock options by the Corporation. New directors currently receive an initial option grant to purchase 30,000 shares of Common Stock which vests in equal quarterly installments over a three year period. Once the initial grant is fully vested, directors other than the Chairman receive an annual option grant to purchase 10,000 shares of Common Stock which vests in four equal quarterly installments. The Chairman currently receives an annual option grant to purchase 20,000 shares of Common Stock which vests in four equal quarterly installments. The exercise price of all such options is at fair market value on the date of grant.

    The following table sets forth the aggregate remuneration paid or payable to the directors of the Corporation in their capacity as directors of the Corporation or any of its subsidiaries during Fiscal 1999:

                                           DATE OF         SHARES       EXERCISE    PRICE RANGE
                            ANNUAL      DIRECTOR STOCK   UNDERLYING     PRICE OF    OF STOCK 30      EXPIRATION
                           DIRECTOR         OPTION         OPTION        OPTION      DAYS PRIOR        DATE OF
DIRECTOR                 COMPENSATION       GRANTS         GRANT         GRANTS     TO GRANT(1)     OPTION GRANTS
--------                 ------------   --------------   ----------     --------   --------------   -------------
Harold Capozzi.........     $ 6,600            N/A            N/A           N/A               N/A          N/A
William Dow............     $ 4,275        9/24/99         30,000(2)    $2.7815     $2.625-$3.625      9/23/09
Kevin Dunn.............     $ 3,300        9/24/99         30,000(2)    $2.7815     $2.625-$3.625      9/23/09
Alan Magazine..........     $ 3,625        9/24/99         30,000(2)    $2.7815     $2.625-$3.625      9/23/09
Brent Norton...........     $14,700         6/1/99         10,000(3)    $  3.00     $2.75-$3.6875      5/31/09
Edward Pendergast(5)...     $20,775         6/1/99         20,000(4)    $  3.00     $2.75-$3.6875      5/31/09
Kenneth Pulkonik.......     $14,725         6/1/99         10,000(3)    $  3.00     $2.75-$3.6875      5/31/09
Robert Rudko...........     $     0            N/A            N/A           N/A               N/A          N/A
Roberts Smith..........     $13,475         6/1/99         10,000(3)    $  3.00       $2.81-$3.56      5/31/09
Mark Tauscher(6).......     $     0            N/A            N/A           N/A               N/A          N/A

------------------------

(1) Consists of the high and low trading price of the Corporation's common stock on the American Stock Exchange during the 30-day period prior to the date of grant of the respective option.

(2) New director initial option grant.

(3) Annual option grant for continuing directors.

(4) Annual option grant for Chairman.

(5) Upon the resignation of Mr. Dow as the Corporation's President and Chief Executive Officer in September 1999, Mr. Pendergast served as Interim President and Chief Executive Officer of the Corporation until the appointment of Mr. Tauscher in December 1999. For his services as Interim President and Chief Executive Officer, Mr. Pendergast received $93,125 in compensation and a grant of options to purchase up to 30,000 shares at an exercise price of $2.7815 per share.

(6) Mr. Tauscher was granted options to purchase 350,000 shares of common stock at an exercise price of $2.00 per share on December 17, 1999 in connection with his appointment as President and Chief Executive Officer of the Corporation. Information with respect to these options is set forth below under the caption "Compensation of Executive Officers--Option Grants in Fiscal Year 1999."

    The Corporation has no arrangements, pursuant to which directors were compensated for their services in their capacity as directors during Fiscal 1999 or thereafter, except as described above.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The Board of Directors held 11 formal meetings (including telephone conferences) and took action by written consent six times in Fiscal 1999. No director attended fewer than 75% of the total number of the meetings of the Board of Directors and those committees on which he served during Fiscal 1999.

    The Board of Directors established an Audit Committee, a Compensation Committee, and a Nominating Committee in January 1993. The Board of Directors established an Executive Committee in July 1996.

    In Fiscal 1999, Messrs. Pulkonik and Pendergast and Dr. Norton served as members of the Audit Committee. In September 1999, Mr. Pendergast resigned from this committee and Mr. Dunn was elected in his place. The Audit Committee is concerned primarily with recommending the selection of, and reviewing the effectiveness of, the Corporation's independent auditors and reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews any transactions which involve a potential conflict of interest and the scope of independent audit coverages, the fees charged by the independent auditors, and internal control systems. The Audit Committee held 2 formal meetings (including by telephone conference) in Fiscal 1999.

    In Fiscal 1999, Drs. Smith and Norton and Messrs. Pendergast and Capozzi served on the Compensation Committee. Mr. Capozzi resigned from the Board of Directors on May 24, 1999. In September 1999, Mr. Magazine and Mr. Dow were elected to the Compensation Committee and Mr. Pendergast became an ex officio member of the committee. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation for the Corporation's executives. The Compensation Committee negotiates and proposes to the Board of Directors compensation arrangements for officers, other key employees, certain consultants and directors of the Corporation. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for ratification. The Compensation Committee held 3 formal meetings (including by telephone conference) and a number of informal meetings and took action by written consent once in Fiscal 1999.

    In Fiscal 1999, Dr. Smith, Messrs. Dow and Pendergast served on the Nominating Committee, which was established for the purpose of nominating potential new directors. The Nominating Committee will consider nominees recommended by Stockholders. A Stockholder wishing to nominate a candidate should forward the candidate's name and detailed background of the candidate's qualifications to the Secretary of the Corporation. The Nominating Committee held no formal meetings but held a number of informal meetings in Fiscal 1999.

    In Fiscal 1999, Mr. Dow, Mr. Pendergast and Dr. Rudko served on the Executive Committee, which was established for the purpose of considering matters arising between meetings of the Board. The Executive Committee held no formal meetings but took action by written consent once in Fiscal 1999.

    No director or executive officer is related to any other director or executive officer by blood or marriage.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

    The executive officers and significant employees of the Corporation and its operating subsidiaries, PLC Medical Systems, Inc. and PLC Medical Systems AG, their ages and positions as of March 15, 2000 are as follows:

NAME                            AGE                              POSITION
----                          --------                           --------
Mark R. Tauscher*...........     47      President, Chief Executive Officer and Director
James G. Thomasch*..........     40      Senior Vice President of Finance and Administration,
                                         Chief Financial Officer and Treasurer
Robert I. Rudko, Ph.D. .....     57      Chief Scientific Officer
Vincent Puglisi.............     52      Executive Vice President--PLC Medical; Managing
                                         Director--PLC Medical Systems AG
Cindy Crosby................     41      Vice President of Regulatory Affairs, Quality Assurance
                                         and Clinical Affairs--PLC Medical
Kenneth J. Luppi............     39      Vice President of Operations and Development--PLC
                                         Medical
Dennis P. Richards..........     35      Vice President of Sales--PLC Medical

------------------------

*Executive Officer

    The following is a brief account of the business experience of each executive officer and significant employee of the Corporation, other than Mr. Tauscher and Dr. Rudko, whose backgrounds are summarized above under the caption "Background of Directors":

    JAMES G. THOMASCH. Mr. Thomasch was appointed Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of the Corporation in November 1999. Mr. Thomasch is a certified public accountant with over 18 years of experience. Prior to joining the Corporation, from 1996 to 1999, Mr. Thomasch served as the XRE Division President and Chief Operating Officer for Trex Medical Corporation, a medical device company. From 1989 to 1996, Mr. Thomasch served as the Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation, medical device companies.
Mr. Thomasch received his Bachelor of Science in Accounting from The Carroll School of Management of Boston College.

    VINCENT PUGLISI. Mr. Puglisi has served as PLC Medical's Executive Vice President since August 1999. Mr. Puglisi previously served as the Managing Director of PLC Medical Systems AG from August 1998 to August 1999 and as PLC Medical's Vice President of Corporate Sales from December 1997 to August 1998. From 1984 to 1997, Mr. Puglisi was President of Medrep, an independent manufacturers' representative for several medical supply and equipment companies. Prior to founding Medrep in 1984, Mr. Puglisi served as Vice President, Marketing and Sales for Professional Disposables, Inc. beginning in 1980. He began his career in healthcare with American Hospital Supply in 1975 and held several positions there until 1980. Mr. Puglisi attended the U.S. Air Force Academy and served as Captain in the USAF until 1975.

    CINDY CROSBY. Ms. Crosby has served as PLC Medical's Vice President of Quality Assurance and Regulatory Affairs since June 1998 and as Director of Quality Assurance and Regulatory Affairs since September 1997. Ms. Crosby has served as PLC Medical's Vice President of Clinical Affairs since

April 1999. Prior to joining PLC Medical, from 1991 to 1997, Ms. Crosby held senior Quality/Regulatory positions with Nitinol Medical Technologies, Inc., a publicly traded cardiovascular medical device company and Stryker Biotech, a division of Stryker Corporation, an orthopedic medical device company. From 1985 to 1991, Ms. Crosby held various quality control and assurance management positions with Applied BioTechnologies, Inc., Therion Biologics, and BioProcess Technologies. In addition, Ms. Crosby has held research positions with the Massachusetts Eye and Ear Infirmary.

    KENNETH J. LUPPI. Mr. Luppi has served as PLC Medical's Vice President of Operations and Development since November 1998. Mr. Luppi served as Vice President of Operations of PLC Medical from September 1997 to November 1998, and was Acting Vice President of Operations of PLC Medical from May 1997 to September 1997. Mr. Luppi was hired in August 1993 as PLC Medical's Director of Service Operations. Prior to joining PLC Medical, Mr. Luppi was employed as the National Service Manager of Candela Laser Corporation, which manufactures medical lasers. Mr. Luppi holds a BS degree in Biomedical Engineering from Boston University.

    DENNIS P. RICHARDS. Mr. Richards has served as PLC Medical's Vice President of Sales since August 1999 and the Director of Sales since March 1999. Prior to joining PLC Medical, from 1997 to 1999, Mr. Richards served a a Director of Sales for Everest Medical Corporation, a publicly traded medical device company. From 1992 to 1997, Mr. Richards held senior sales positions with Deknatel Snowden Pencer Worldwide, Inc. and Genzyme Corporation, medical device companies. Deknatel Snowden Pencer Worldwide, Inc. became a manufacturing and marketing subsidiary of Genzyme Corporation in 1996. Mr. Richards has over 13 years of experience in the medical device and service industry having held numerous positions in sales, distribution and general management. Mr. Richards is a graduate of the United States Naval Academy with a Bachelor of Science in Mathematics and served as a Supply Corps officer in the U.S. Navy until 1992.

CERTAIN TRANSACTIONS

    No executive officer, director, nominee for election as a director or 5% stockholder of the Corporation and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of Fiscal 1999 or in any proposed transaction which in either such case has materially affected or will materially affect the Corporation, except as described below.

    During fiscal 1991, the Corporation loaned Corhart Management Group, Inc. ("Corhart") the sum of $126,061 on a demand basis. Corhart provided office and administration services for the Corporation's Vancouver office. Corhart then loaned a portion of the $126,061 to Dr. Rudko. In 1999 this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). This restructuring resulted in a new outstanding loan balance of approximately $81,268.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3, reports of changes in ownership on Form 4 and annual statements of changes in beneficial ownership on Form 5 with the Securities and Exchange Commission ("SEC") and any national securities exchange on which the Corporation's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file with respect to the Corporation.

    Based solely on a review of the copies of such forms furnished to the Corporation and written representations from its executive officers and directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were timely complied with for the fiscal year ended December 31, 1999 ("Fiscal 1999"), except for the following:
Alan H. Magazine and Kenneth J. Pulkonik each failed to timely report one open market purchase transaction on Form 4 in Fiscal 1999 and Edward H. Pendergast failed to timely report two open market purchase transactions on Form 4 in Fiscal 1999.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth, as of March 15, 2000, certain information concerning stock ownership of shares of the Corporation's Common Stock by
(i) each person who is known to the Corporation to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Corporation's Common Stock, (ii) each director and director nominee of the Corporation,
(iii) each of the Named Officers (as defined in the Summary Compensation Table), and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, to the knowledge of the Corporation, the Stockholders listed in the table have sole voting and investment power with respect to the shares beneficially owned by them.

                                                                AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP(1)
                                                              -------------------------
                                                                 NUMBER
                                                               OF SHARES
                                                              BENEFICIALLY   PERCENTAGE
NAME OF BENEFICIAL OWNER (2)                                     OWNED        OF CLASS
----------------------------                                  ------------   ----------
DIRECTORS
Robert I. Rudko, Ph.D. (3)..................................   1,494,762         6.9%
Edward H. Pendergast (4)....................................     221,492           *
Mark R. Tauscher (5)........................................      87,500           *
William C. Dow (6)..........................................     175,000           *
Kevin J. Dunn (7)...........................................      10,000           *
Alan H. Magazine (8)........................................      12,000           *
H.B. Brent Norton, M.D. (9).................................      82,500           *
Kenneth J. Pulkonik (10)....................................     183,000           *
Roberts A. Smith, Ph.D. (11)................................      90,000           *
Benjamin Holmes.............................................           0           *

OTHER NAMED OFFICERS
Robert Svikhart (12)........................................      22,725           *
All current directors, director nominees and executive
  officers as a group (11 persons)(13)......................   2,388,754        10.7%

------------------------

* Less than 1% of the outstanding shares of Common Stock of the Corporation

(1) The number of shares beneficially owned by each 5% Stockholder, director, director nominee and executive officer is determined under the rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has the right to acquire within 60 days of March 15, 2000 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) The address of each such person is care of the Corporation, 10 Forge Park, Franklin, Massachusetts 02038.

(3) Includes 372,900 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000. Also includes 94,762 shares of Common Stock held by Dr. Rudko's wife, but as to which Dr. Rudko disclaims any beneficial interest. The table excludes 13,750 shares of Common Stock held by Dr. Rudko's adult children, as to which he disclaims any beneficial interest.

(4) Includes 172,000 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000. Excludes 1,000 shares of Common Stock held in an irrevocable trust for the benefit of one of Mr. Pendergast's children, as to which he disclaims any beneficial interest

(5) Includes 87,500 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(6) Includes 109,000 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(7) Includes 10,000 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(8) Includes 10,000 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(9) Includes 72,500 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(10) Includes 144,500 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(11) Includes 81,000 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(12) Includes 22,725 shares issuable pursuant to options that are exercisable within 60 days of March 15, 2000.

(13) See notes 3 through 11. Also includes 26,250 shares issuable to James G. Thomasch pursuant to options that are exercisable within 60 days of March 15, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid during the Corporation's last three fiscal years to (i) each person who served as the Corporation's President and Chief Executive Officer in Fiscal 1999 and (ii) a former executive officer of the Corporation whose annual salary and bonus for Fiscal 1999 exceeded $100,000 but who was not serving as an executive officer of the Corporation as of December 31, 1999 (collectively, the "Named Officers"). No person who was serving as an executive officer of the Corporation as of December 31, 1999 earned an annual salary and bonus in excess of $100,000 in Fiscal 1999. The following table also sets forth certain information required by the Yukon Business Corporations Act with respect to the compensation paid by the Corporation in Fiscal 1999 to (i) the Corporation's Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer and (ii) the Corporation's Former Vice President, General Counsel and Corporate Secretary, each of whom received in excess of CDN$40,000 in remuneration for their services as officers or employees of the Corporation in Fiscal 1999 (collectively, the "Additional Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                   ANNUAL COMPENSATION                     AWARDS
                                     ------------------------------------------------   ------------
                                                                                         SECURITIES
                                                                                         UNDERLYING
                                                                       OTHER ANNUAL       OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY     BONUS     COMPENSATION(1)       (#)        COMPENSATION
---------------------------          --------   --------   --------   ---------------   ------------   ------------
Mark R. Tauscher(2)................    1999     $  1,000   $     0        $     0          350,000        $     0
  President, Chief Executive
  Officer and Director

Edward H. Pendergast(3)............    1999     $ 93,125   $     0        $20,775           50,000        $     0
  Chairman of the Board,
  Former Interim President and
  Chief Executive Officer

William C. Dow(4)..................    1999     $241,715   $     0        $32,884           30,000        $     0
  Former President, Chief              1998     $300,000    $    0        $45,000           99,000         $    0
  Executive Officer and                1997     $116,538   $50,000             $0          660,000         $    0
  Director

Robert Svikhart(5).................    1999     $129,420   $     0        $ 6,000                0        $62,692
  Former Chief Financial               1998      $76,961    $    0        $11,544          171,225        $11,067
  Officer and Treasurer

James G. Thomasch(6)*..............    1999     $ 21,601   $ 9,293        $ 1,615          130,000        $     0
  Sr. Vice President of
  Finance and Admin.,
  Chief Financial Officer
  and Treasurer

Jennifer T. Miller*................    1999     $ 86,132   $     0        $ 4,615                0        $     0
  Former Vice President,
  General Counsel and
  Corporate Secretary

------------------------

* Additional Officer for which certain compensation disclosure is required under the Yukon Business Corporations Act. Inclusion of such officer is not an admission that such officer, other than in the case of James Thomasch, is an executive officer of the Corporation for the purpose of the Securities and Exchange Act of 1934, as amended.

(1) Executive officers, other than the Corporation's Former Interim President and Chief Executive Officer Edward Pendergast, participate in the Corporation's group life, health and long-term disability insurance at generally the same benefit levels as are available to all of the Corporation's full time employees. Additional benefits provided to each of the Named Officers in Fiscal 1999 are detailed in the footnotes below.

(2) Mr. Tauscher joined the Corporation as President, Chief Executive Officer and a Director in December 1999. Effective December 17, 1999, the Compensation Committee approved and the Board of Directors ratified compensation for Mr. Tauscher including an annual base salary of $250,000 commencing January 17, 2000, a $1,000 monthly car allowance, and a yearly incentive bonus up to 50% of base salary based upon performance goals approved by the Board of Directors. No bonus was paid to Mr. Tauscher for Fiscal 1999.

(3) Mr. Pendergast was appointed Interim President and Chief Executive Officer of the Corporation upon the resignation of Mr. Dow in September 1999 and served in that position until the appointment of Mr. Tauscher in December 1999. In addition to the salary he received for serving as the Corporation's Interim President and Chief Executive Officer, Mr. Pendergast received $20,775 in compensation for his services as Chairman of the Board of Directors in Fiscal 1999 (see "Compensation of Directors" above). In Fiscal 1999, Mr. Pendergast was awarded a grant of 20,000 stock options for his services as Chairman of the Board of Directors and an additional grant of 30,000 stock options for his services as Interim President and Chief Executive Officer.

(4) Mr. Dow joined the Corporation as President, Chief Executive Officer and a Director in August 1997. Effective August 15, 1997, the Compensation Committee approved and the Board of Directors ratified an employment agreement through August 31, 2000, for Mr. Dow which provided for a base salary of $300,000 per annum through December 31, 1998, with increases for future years to be established by the Board of Directors. In August 1997, a 15% benefit allowance was approved as part of Mr. Dow's employment agreement. Mr. Dow received no salary increase in fiscal 1999. This agreement also provided that Mr. Dow may receive a yearly incentive bonus, commencing with a guaranteed bonus of $50,000 for fiscal 1997, followed by an incentive bonus commencing in fiscal 1998, on a sliding scale based upon the Corporation achieving a certain percentage of its annual plan for sales and placements of the Heart Laser System, revenue, operating results and other strategic goals equal to or at least 70% of the performance plan as approved by the Board of Directors. Pursuant to this agreement, a bonus of $50,000 was paid to Mr. Dow for Fiscal 1997 and no bonus was paid to Mr. Dow for Fiscal 1998 and Fiscal 1999. Mr. Dow resigned as the Corporation's President and Chief Executive Officer effective September 24, 1999.

(5) Mr. Svikhart joined the Corporation in June 1998. Effective June 17, 1998, the Compensation Committee approved, and the Board of Directors ratified, an employment agreement through June 30, 2001 for Mr. Svikhart which provided for a base salary of $145,000 per annum through December 31, 1999. This agreement also provided that Mr. Svikhart could receive a yearly incentive bonus based upon the Corporation achieving a certain percentage of its annual plan for sales and placements of the Heart Laser System, revenue, operating results and other strategic goals equal to or at least 70% of the performance plan as approved by the Board of Directors. The incentive bonus could range from 70% to 120% of 30% of Mr. Svikhart's then base salary for the fiscal year. No bonus was paid to Mr. Svikhart pursuant to this agreement in 1998 or 1999. Mr. Svikhart resigned as the Corporation's Chief Financial Officer and Treasurer in July 1999.

(6) James G. Thomasch joined the Corporation as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer in November 1999. Effective November 8, 1999, the Compensation Committee approved, and the Board of Directors ratified, compensation for Mr. Thomasch including an annual base salary of $160,000, a $1,000 monthly car allowance, and a yearly incentive bonus up to 40% of base salary based upon performance goals approved by the Chief Executive Officer. A bonus of $9,293 was paid to Mr. Thomasch for Fiscal 1999.

    The Corporation has no plans other than as set out herein pursuant to which cash or non-cash compensation was paid or distributed to the Named Officers during Fiscal 1999 or is proposed to be paid or distributed in a subsequent year. Except as noted above, no other compensation was paid by the Corporation to the Named Officers during Fiscal 1999, including personal benefits and securities or property paid or distributed other than pursuant to a formal plan under which compensation is offered on the same terms to all full time employees.

OPTION GRANTS TABLE

    The following table sets forth the options granted to the Named Officers and the Additional Officers (as required by the Yukon Business Corporations Act) in Fiscal 1999, with the exception of Mr. Svikhart and Ms. Miller who did not receive any option grants in 1999.

                       OPTION GRANTS IN FISCAL YEAR 1999

                          INDIVIDUAL GRANTS                                                   POTENTIAL REALIZABLE
                       ------------------------                                                      VALUE
                                     PERCENT OF                                                AT ASSUMED ANNUAL
                                       TOTAL                                                        RATES OF
                        NUMBER OF     OPTIONS                  PRICE RANGE                        STOCK PRICE
                       SECURITIES    GRANTED TO   EXERCISE      OF STOCK                          APPRECIATION
                       UNDERLYING    EMPLOYEES    OR BASE        30 DAYS                      FOR OPTION TERM (3)
                         OPTIONS     IN FISCAL     PRICE        PRIOR TO       EXPIRATION     --------------------
NAME                   GRANTED (#)    YEAR(1)      ($/SH)       GRANT (2)         DATE           5%         10%
----                   -----------   ----------   --------   ---------------   ----------     --------   ---------
Mark Tauscher........    350,000         29%      $2.00          $1.94-$2.50    12/16/09(4)   440,226    1,115,620
Edward Pendergast....     20,000          2%      $3.00          $2.81-$3.56     5/31/09(5)    37,734       95,625
Edward Pendergast....     30,000          2%      $2.7815        $2.81-$3.56     9/23/09(6)    52,478      132,990
William C. Dow.......     30,000          2%      $2.7815        $2.81-$3.56     9/23/09(7)    52,478      132,990
James Thomasch*......    125,000         10%      $2.4688        $2.25-$2.94    11/06/09(8)   194,073      491,819
James Thomasch*......      5,000         **       $2.00          $1.94-$2.44    12/12/09(9)     6,289       15,937

------------------------

*  Additional Officer

** less than 1%

(1) In Fiscal 1999, options to purchase 1,204,250 shares of Common Stock were granted to employees of the Corporation and its subsidiaries, including executive officers.

(2) Consists of the high and low trading price of the Corporation's common stock on the American Stock Exchange during the 30-day period prior to the date of grant of the respective option.

(3) Amounts for the named executives shown in these columns have been derived by multiplying (i) the difference between (a) the product of the per share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (b) the per share exercise price of the option; and (ii) the number of securities underlying the option. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of the exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) On December 17, 1999, 70,000 of these options vested. The remaining 280,000 options vest in sixteen equal quarterly installments beginning March 17, 2000, except that all of such options vest upon a sale or acquisition of substantially all of the stock or assets of the Corporation. These options are subject to earlier termination upon certain events related to termination of employment.

(5) These options were granted to Mr. Pendergast for his service as Chairman of the Board of Directors in June 1999. These options vest in four equal quarterly installments beginning June 1, 1999, except that all of such options vest upon a sale or acquisition of substantially all of the stock or assets of the Corporation. These options are subject to earlier termination upon certain events related to termination of service as a director of the Corporation.

(6) These options were granted to Mr. Pendergast upon his appointment as Interim President and Chief Executive Officer of the Corporation in September 1999. These options vest in twelve equal quarterly installments beginning September 24, 1999, except that all of such options vest upon a sale or acquisition of substantially all of the stock or assets of the Corporation. These options are subject to earlier termination upon certain events related to termination of service as a director of the Corporation.

(7) These options were granted to Mr. Dow upon his appointment to the Board of Directors. These options vest in twelve equal quarterly installments beginning September 24, 1999, except that all of such options vest upon a sale or acquisition of substantially all of the stock or assets of the Corporation. If not exercised prior to the Meeting, these options will expire upon Mr. Dow ceasing to be a director on the date of the Meeting.

(8) This option vests in four equal installments beginning November 7, 1999 except that this option vests in full upon a sale or acquisition of substantially all of the stock or assets of the Corporation. This option is subject to earlier termination upon certain events related to termination of employment.

(9) This option vests in four equal installments beginning December 13, 1999 except that such option vests in full upon a sale or acquisition of substantially all of the stock or assets of the Corporation. This option is subject to earlier termination upon certain events related to termination of employment.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION TABLE

    The following table sets forth certain information with respect to option exercises in Fiscal 1999 by the Named Officers and the Additional Officers (as required by the Yukon Business Corporations Act), including (i) the number of shares of Common Stock purchased upon exercise of options in Fiscal 1999;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1999; and (iv) the value of such unexercised options at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                 SHARES                            OPTIONS AT FY-END          IN-THE-MONEY OPTIONS
                                ACQUIRED           VALUE              EXERCISABLE/           AT FY-END EXERCISABLE/
NAME                           ON EXERCISE      REALIZED($)          UNEXERCISABLE            UNEXERCISABLE(1)(2)
----                           -----------      -----------      ----------------------      ----------------------
Robert I. Rudko..............       0                0              372,900/0                     $   0/$0
Mark R. Tauscher.............       0                0               70,000/280,000               $2,100/$8,400
Edward Pendergast............       0                0              152,000/20,000                $   0/$0
William C. Dow...............       0                0              104,000/25,000                $   0/$0
James G. Thomasch*...........       0                0               26,250/103,750               $  38/$113
Jennifer T. Miller(3)*.......       0                0                7,500/0                     $   0/$0
Robert Svikhart(4)...........       0                0               22,725/0                     $   0/$0

------------------------

*   Additional Officers

(1) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise prices of the option.

(2) The value of unexercised In-the-Money options is determined by multiplying
    (i) the number of such options held by (ii) the difference between the fair market value of the Common Stock underlying the options at the end of Fiscal 1999 ($2.03 per share as determined by the average of the high and low sale prices of the Common Stock as reported by the American Stock Exchange on December 31, 1999) and the exercise price of the options granted.

(3) Ms. Miller resigned as Vice President, General Counsel and Corporate Secretary as of September 30, 1999, but these options will not expire until September 14, 2008.

(4) Mr. Svikhart resigned as Chief Financial Officer and Treasurer as of
    July 22, 1999, but these options will not expire until September 17, 2008.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Corporation has arrangements with respect to compensation received or that may be received by the Named Officers to compensate such officers in the event of termination of employment (resignation, retirement, change in control) or in the event of a change in responsibilities following a change in control of the Corporation.

    An agreement was entered into in May 1992 between Dr. Rudko and the Corporation providing for payment of 24 months' base salary and prior bonus to Dr. Rudko. The agreement was amended in September 1994 to provide that in addition to the severance benefits discussed above, if, following a sale or change of control in the Corporation, Dr. Rudko's employment is terminated without cause or Dr. Rudko is transferred outside of Eastern Massachusetts or he has a significant reduction in responsibility with the Corporation, then he shall be entitled to receive 299% of his prior year's compensation (as determined by Section 280G of the Internal Revenue Code of 1986, as amended). In addition, this employment agreement, as modified, provides that if Dr. Rudko remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 18 months of his then current base salary.

    An employment agreement was entered into in December 1999 between Mr. Tauscher and the Corporation providing for an annual base salary of $250,000 and an annual bonus targeted at 50% of salary (but which bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus (or if he has been employed by the Corporation for less than one year, a bonus equal to 50% of the annualized base salary referred to above) plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of eighteen months if Mr. Tauscher's employment is terminated by the Corporation without cause or, within 12 months after a sale or change of control of the Corporation, by Mr. Tauscher for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

    An employment agreement was entered into in November 1999 between Mr. Thomasch and the Corporation providing for an annual base salary of $160,000 and an annual bonus of up to 40% of salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of twelve months if Mr. Thomasch's employment is terminated by the Corporation without cause or, within 12 months after a sale or change of control of the Corporation, by Mr. Thomasch for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

    An agreement was entered into in August 1997 between Mr. Dow and the Corporation providing for payment to Mr. Dow of severance benefits of 150% of his then current base salary, 150% of his incentive bonus earned in the Corporation's most recent fiscal year and continuation of any other benefits available to Mr. Dow and his family on his last day of service for twelve months if Mr. Dow's employment is terminated without cause. If Mr. Dow's employment is terminated without cause following a sale or change of control of the Corporation, then he is entitled to receive 299% of his Severance Benefits. In addition, this employment agreement provides that if Mr. Dow remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 100% of his then current base salary and incentive bonus paid during the preceding fiscal year and the fair market value of all other benefits then payable, irrespective of whether he thereafter actually terminates employment with the Corporation. Mr. Dow resigned as the Corporation's President and Chief Executive Officer in September 1999.

    Mr. Svikhart joined the Corporation in June 1998. Effective June 17, 1998, the Compensation Committee approved, and the Board of Directors ratified, an employment agreement through June 30, 2001 for Mr. Svikhart which provided for a base salary of $145,000 per annum through December 31, 1999. This agreement also provided that Mr. Svikhart could receive a yearly incentive bonus based upon the Corporation achieving a certain percentage of its annual plan for sales and placements of the Heart Laser System, revenue, operating results and other strategic goals equal to or at least 70% of the performance plan as approved by the Board of Directors. The incentive bonus could range from 70% to 120% of 30% of Mr. Svikhart's then base salary for the fiscal year. No bonus was paid to Mr. Svikhart pursuant to this agreement in 1998 or 1999. Mr. Svikhart resigned as the Corporation's Chief Financial Officer and Treasurer in July 1999.

MANAGEMENT CONTRACTS

    No management functions of the Corporation are performed to any substantial degree by a person other than the directors or executive officers of the Corporation (including the executive officers of its subsidiaries).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the executive officers of the Corporation has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity that has had any of such entity's executive officers serve either on the Corporation's Board of Directors or Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee, composed of Dr. Smith, Dr. Norton,
Mr. Pendergast, Mr. Dow and Mr. Magazine in Fiscal 1999, is responsible for setting and administering the policies which govern annual compensation for the Corporation's executive officers.

    This report is provided as part of the Corporation's annual report to its Stockholders and is not considered to be proxy soliciting material. This report is not incorporated by reference in prior Securities Act of 1933 and Securities Exchange Act of 1934 filings made by the Corporation that might have incorporated future filings in their entirety, except to the extent that the Corporation specifically incorporates this information by reference, and should not be otherwise deemed filed under such Acts.

    The Compensation Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) to recognize individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet the Corporation's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation which will encourage management to continue to focus on shareholder return. The Compensation Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Corporation for prospective employees. The compensation program for executive officers consists of three elements: (1) base salary, which is set on an annual basis; (2) annual incentive compensation, in the form of cash bonuses, which is based on achievement of predetermined financial objectives of the Corporation and individual objectives; and (3) long-term incentive compensation, in the form of stock options, granted when the executive officer joins the Corporation and on occasion thereafter with the objective of aligning the executive officers' long-term interests with those of the Stockholders and encouraging the achievement of superior results over an extended period.

BASE SALARY

    Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In addition to external market data, the Compensation Committee also reviews the Corporation's financial performance and individual performance when adjusting base salary annually.

BONUS AND COMMISSION COMPENSATION

    Bonus compensation is based on the Corporation's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attainment of financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management efficiency and the ability to motivate others and build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance the Corporation's growth and successes. Bonuses are awarded on an annual basis.

LONG TERM INCENTIVE COMPENSATION

    Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Corporation's Common Stock. The Compensation Committee believes that stock option participation aligns executive officers' interests with those of the Stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

    When establishing stock option grant levels, the Compensation Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

    It is the standard policy of the Corporation to grant an initial stock option to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the medical device and biotechnology industry at similar levels of seniority. In addition, the Compensation Committee may also make performance-based grants throughout the year. In making such performance-based grants, the Compensation Committee considers individual contributions to the Corporation's financial, operational and strategic objectives.

    Senior management also participates in company-wide employee benefit plans, including the Corporation's 401(k) Plan. Benefits under these plans are not dependent upon individual performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Tauscher joined the Corporation as its Chief Executive Officer and President in December 1999. Effective December 17, 1999, the Compensation Committee approved compensation for Mr. Tauscher, including an annual base salary of $250,000, a $1000 monthly car allowance, and a yearly incentive bonus up to 50% of base salary based upon performance goals approved by the Board of Directors. No bonus was paid to Mr. Tauscher for Fiscal 1999. Mr. Tauscher was also granted options to purchase 350,000 shares of Common Stock at an exercise price of $2.00 per share. 70,000 of these options vested on December 17,

1999. The remaining 280,000 options vest in sixteen equal quarterly installments beginning on March 17, 2000. The grant of these options is designed to align the interests of Mr. Tauscher with those of the Corporation's Stockholders with respect to operating results and long term increases in the price of the Corporation's stock. The grant of these options is believed to be consistent with the goals of the Corporation's stock option program as a whole.

    Mr. Pendergast was appointed Interim President and Chief Executive Officer of the Corporation upon the resignation of Mr. Dow in September 1999 and served in that position until the appointment of Mr. Tauscher in December 1999. Effective August 25, 1999, the Compensation Committee approved a compensation package for Mr. Pendergast as Interim President and Chief Executive Officer consisting of $93,125 and 30,000 options. In addition to the salary he received for serving as the Corporation's Interim President and Chief Executive Officer, Mr. Pendergast received $20,775 in compensation and a grant of 20,000 options for his services as Chairman of the Board of Directors in Fiscal 1999 (see "Compensation of Directors").

    Mr. Dow joined the Corporation as its Chief Executive Officer and President in August 1997. Effective August 15, 1997, the Compensation Committee approved and the Board of Directors ratified an employment agreement through August 31, 2000 for Mr. Dow which provided for a base salary of $300,000 per annum through December 31, 1998. Increases for future years were to be established by the Board of Directors. Mr. Dow's base salary for fiscal 1999 was $300,000 (of which he was paid a total of $241,715 in fiscal 1999). This agreement also provided that Mr. Dow may receive a yearly incentive bonus, commencing with a guaranteed bonus of $50,000 for fiscal 1997, followed by an incentive bonus commencing in fiscal 1998, on a sliding scale based upon the Corporation achieving a certain percentage of its annual plan for sales and placements of the Heart Laser System, revenue, operating results and other strategic goals equal to or at least 70% of the performance plan as approved by the Board of Directors. The incentive bonus was to range from 70% to 120% of 50% of Mr. Dow's then base salary for the fiscal year. Pursuant to this agreement, a bonus of $50,000 was paid to Mr. Dow for fiscal 1997, but no bonus was paid to Mr. Dow in fiscal 1998 or fiscal 1999. Mr. Dow resigned as the Corporation's Chief Executive Officer and President as of September 24, 1999.

TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Corporation has limited the number of shares subject to stock options which may be granted to its employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its other compensatory awards as performance-based compensation, it will continue to monitor the impact of Section 162(m) on the Corporation. In any event, there can be no assurance that compensation attributable to stock options granted under the Corporation's stock plans will be exempt from Section 162(m) as performance-based compensation.

                                            COMPENSATION COMMITTEE
                                            Roberts A. Smith
                                            William C. Dow
                                            H. B. Brent Norton
                                            Alan H. Magazine
                                            Edward H. Pendergast

                                            April 20, 2000

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total Stockholder return of the Common Stock of the Corporation in the period from January 1, 1995 through December 31, 1999 with the cumulative total return on (i) the American Stock Exchange Market Index of companies (the "AMEX Index"), and (ii) an index of 275 medical instrument and supply companies (including Cooper Companies, Summit Technology, Inc. and a number of other laser manufacturers) compiled by Media General Financial Services, Inc. (the "Media General Index"). This graph assumes the investment of $100 in the Common Stock of the Corporation, the AMEX Index and the Media General Index and assumes dividends are reinvested. The Corporation's Common Stock traded on NASDAQ from March 3, 1992 to September 16, 1992 and then commenced trading on the American Stock Exchange ("AMEX") on September 17, 1992.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG PLC SYSTEMS INC.,
                      AMEX MARKET INDEX AND MG GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  3/31/00
PLC SYSTEMS INC.     100.00    336.71    455.70    165.82     78.48     40.51    49.37
MG GROUP INDEX       100.00    171.15    179.94    221.02    277.33    278.69   350.50
AMEX MARKET INDEX    100.00    128.90    136.01    163.66    161.44    201.27   224.16

                                     12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   3/31/00
                                     --------   --------   --------   --------   --------   --------   --------
PLC SYSTEMS, INC...................  $100.00     336.71     455.70     165.82      78.48      40.51      49.37
MG GROUP INDEX.....................  $100.00     171.15     179.94     221.02     277.33     278.69     350.50
AMEX MARKET INDEX..................  $100.00     128.90     136.01     163.66     161.44     201.27     224.16

                    ASSUMES $100 INVESTED ON JANUARY 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1999

                                   ITEM NO. 2
                            PROPOSAL TO APPROVE THE
              2000 EMPLOYEE STOCK PURCHASE PLAN OF THE CORPORATION

    The Board of Directors believes it is in the best interests of the Corporation to encourage stock ownership by employees of the Corporation. Accordingly, on February 1, 2000, the Board of Directors adopted, subject to stockholder approval, the Corporation's 2000 Employee Stock Purchase Plan (the "Purchase Plan") covering 400,000 shares of the Corporation's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Corporation's capitalization). The effectiveness of the Purchase Plan is dependent on stockholder approval, and the Board of Directors recommends a vote "FOR" this proposal. The following summary of the Purchase Plan is qualified by reference to the full text of the Purchase Plan, a copy of which is attached to this Proxy Statement as ANNEX A and incorporated herein by reference. All capitalized or quoted terms have the meanings set forth in the Purchase Plan.

ELIGIBILITY

    With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, all employees of the Corporation or a participating subsidiary of the Corporation, who (i) are customarily employed by the Corporation or a participating subsidiary for more than 20 hours per week and more than five months per year, (ii) have been employed by the Corporation or a participating subsidiary for at least three months prior to enrolling in the Purchase Plan and (iii) are employees of the Corporation or a participating subsidiary on the first day of the applicable plan period are eligible to participate in the Purchase Plan. A participating subsidiary is PLC Medical Systems, Inc., a Delaware corporation, and any other subsidiary of the Corporation designated as such by the Board of Directors of the Corporation or by a committee appointed by the Board to administer the Purchase Plan. Unless the context suggests otherwise, as used in this Item No. 2, the term "Corporation" shall include the Corporation and its participating subsidiaries.

ADMINISTRATION

    The Purchase Plan will be administered by the Board of Directors of the Corporation or a committee appointed by the Board. The Board of Directors (or committee) is authorized to make rules and regulations for the administration and interpretation of the Purchase Plan, to interpret the Purchase Plan and supervise its administration, to make determinations about Purchase Plan entitlements, and to take other actions consistent with the terms of the Purchase Plan.

    Because option grants under the Purchase Plan will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Corporation at this time. Directors who are neither officers nor employees of the Corporation are not eligible to participate in the Purchase Plan.

PARTICIPATION

    Employees will enroll in the Purchase Plan by completing a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an employee's annual Compensation. Compensation is the amount of money reportable on an employee's federal income tax withholding statement (excluding overtime, shift premium, incentive or bonus awards, expense reimbursements, stock option gains and similar items). No employee may be granted an option which allows such employee's rights to purchase Common Stock to accrue at a rate exceeding $25,000 in any year, based upon the fair market value of the Common Stock at the beginning of the purchase period. An employee may discontinue participation in the Purchase Plan at any time and withdraw the balance of funds accumulated in such employees plan account.

An employee may decrease or discontinue his payroll deduction once during any plan period. An employee's eligibility to participate in the Plan ends at termination of employment.

OFFERING

    The Purchase Plan will be implemented by establishing purchase periods as determined by the Board of Directors (or committee). Unless otherwise determined by the Board of Directors (or committee), the first plan period will commence on the later of the date on which the Purchase Plan is approved by the Stockholders and June 15, 2000 and will end on November 30, 2000. Each subsequent plan period will commence on the first date after the end of the preceding plan period and end on the last day of the sixth full month thereafter. The Board of Directors (or committee) may choose a different plan period of twelve months or less.

PURCHASE PRICE

    Eligible employees who choose to participate in the Purchase Plan will receive an option to acquire Common Stock at a discount. Under the option, the purchase price of Common Stock will be the lower of (i) 85% of the fair market value of the Common Stock on the first day of a purchase period, or (ii) 85% of the fair market value of the Common Stock on the last day of the purchase period. The fair market value will be the closing price on the American Stock Exchange or other exchange on which the Corporation's Common Stock is traded.

PURCHASE OF STOCK

    At the end of a purchase period, a participant's option will be exercised automatically to purchase the number of shares of Common Stock that the employee's accumulated payroll deductions will buy at the purchase price.

RECAPITALIZATION

    In the event any change is made in the Corporation's capitalization, such as a stock split, reverse stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without the Corporation's receipt of consideration, appropriate adjustments will be made to the shares available in the Purchase Plan, the maximum number of shares and the price of the option.

TRANSFERABILITY

    Options under the Purchase Plan cannot be voluntarily or involuntarily assigned.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the Purchase Plan from time to time, except that no amendment that requires the approval of Stockholders under Section 423 of the Code will be effective prior to such Stockholder approval, and no amendment may cause the Purchase Plan to fail to comply with Section 423 of the Code.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Purchase Plan to a participant that is a citizen or legal resident of, and is employed within, the United States (a "U.S. Participant") and with respect to the sale of Common Stock acquired under the Purchase Plan.

    TAX CONSEQUENCES TO U.S. PARTICIPANTS. In general, a U.S. Participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if such a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

    If the U.S. Participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

    Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

    If the U.S. Participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

    TAX CONSEQUENCES TO THE CORPORATION. The offering of Common Stock under the Purchase Plan to U.S. Participants will have no tax consequences to the Corporation. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan by U.S. Participants will have any tax consequences to the Corporation except that the Corporation will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a U.S. Participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                   ITEM NO. 3
                            PROPOSAL TO APPROVE THE
                 2000 EQUITY INCENTIVE PLAN OF THE CORPORATION

GENERAL

    On February 1, 2000, the Board of Directors of the Corporation adopted, subject to Stockholder approval, the 2000 Equity Incentive Plan (the "Equity Plan"). Up to 500,000 shares of Common Stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to options or restricted stock awards granted under the Equity Plan. The following summary of the Equity Plan is qualified by reference to the full text of the Equity Plan, a copy of which is attached to this Proxy Statement as ANNEX B and incorporated herein by reference.

    The Equity Plan is intended to supplement the Corporation's 1993 Stock Option Plan, 1995 Stock Option Plan and 1997 Executive Stock Option Plan, under which an aggregate of only 182,814 shares of Common Stock remained available for new option grants as of March 15, 2000.

    The Board of Directors of the Corporation believes that the Corporation's future success depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the Equity Plan is in the best interests of the Corporation and its Stockholders and recommends a vote "FOR" this proposal.

DESCRIPTION OF AWARDS

    The Equity Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of the Corporation's Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be equal to or greater than the fair market value of the Corporation's Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Corporation's Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the stock of the Corporation or its parent or subsidiary corporation). Options may not be granted for a term in excess of ten years (or in excess of five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the stock of the Corporation or its parent or subsidiary corporation). The Equity Plan permits the Corporation's Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Corporation of shares of Common Stock, by delivery to the Corporation of a promissory note, or by any other lawful means.

    RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the Corporation's right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

    OTHER STOCK-BASED AWARDS. Under the Equity Plan, the Board of Directors has the right to grant other awards based upon the Corporation's Common Stock having the terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

    The Corporation's officers, employees, directors, consultants and advisors (and those of any subsidiaries) are eligible to be granted awards under the Equity Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which awards may be granted to any participant under the plan may not exceed 250,000 shares per calendar year.

ADMINISTRATION

    The Equity Plan is administered by the Board of Directors of the Corporation. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Equity Plan and to interpret the provisions of the Equity Plan. Pursuant to the terms of the Equity Plan, the Board of Directors may delegate authority under the plan to one or more committees of the Board of Directors, and subject to some limitations, to one or more executive officers of the Corporation. Subject to any applicable limitations contained in the Equity Plan, the Board of Directors or any committee or subcommittee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines: (i) the number of shares of Common Stock covered by options and the dates upon which the options become exercisable;
(ii) the exercise price of options; (iii) the duration of options; and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of the awards, including conditions for repurchase, issue price and repurchase price.

    The Board of Directors is required to make appropriate adjustments in connection with the Equity Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other acquisition event, as defined in the Equity Plan, the Board of Directors is authorized to provide for (a) outstanding options or other stock-based awards to be assumed or substituted for, (b) to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event, or (c) to provide for a cash out of the value of any outstanding options. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by the award will again be available for grant under the Equity Plan.

    Because awards under the Equity Plan will be granted at the discretion of the Board of Directors (or designated committee or executive officer) based upon future participant performance and other factors, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Corporation at this time.

AMENDMENT OR TERMINATION

    No award may be made under the Equity Plan after February 1, 2010, but awards previously granted may extend beyond that date but in no event later than 10 years from the date of grant. The Board of Directors may at any time amend, suspend or terminate the Equity Plan, except that after the date of the amendment no award intended to comply with Section 162(m) of the Code will become exercisable, realizable or vested unless and until the amendment will have been approved by the Corporation's Stockholders.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Equity Plan to a U.S. Participant and with respect to the sale of Common Stock acquired under the Equity Plan.

    INCENTIVE STOCK OPTIONS

    In general, a U.S. Participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a U.S. Participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the U.S. federal income tax consequences of selling ISO stock will vary with the length of time that the U.S. Participant has owned the ISO stock at the time it is sold. If the U.S. Participant sells ISO stock after having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

    If the U.S. Participant sells ISO stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

    If a U.S. Participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be a long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a U.S. Participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a U.S. Participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO stock") on the exercise date over the exercise price.

    With respect to any NSO stock, a U.S. Participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a U.S. Participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO stock and the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS

    A U.S. Participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) election"). If the U.S. Participant makes a Section 83(b) election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the award is granted and the purchase price paid for the common stock. If a Section 83(b) election is not made, the U.S. Participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The U.S. Participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the U.S. Participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or just after the award is granted if a Section 83(b) election is made.

    OTHER STOCK-BASED AWARDS

    The U.S. federal income tax consequences associated with any other stock-based award granted under the Equity Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying Common Stock.

    U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE CORPORATION

    The grant of an award under the Equity Plan to a U.S. Participant will have no tax consequences to the Corporation. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Equity Plan by a U.S. Participant will have any tax consequences to the Corporation. The Corporation (or a participating subsidiary) generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a U.S. Participant under the Equity Plan, including in connection with a restricted stock award, as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                   ITEM NO. 4
                ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

    The Board of Directors has selected Ernst & Young LLP as auditors of the Corporation for the year ending December 31, 2000, subject to ratification by the Stockholders at the Meeting. Unless otherwise directed by the Stockholders, the persons named in the enclosed proxy will vote to appoint Ernst & Young LLP as auditors for the current fiscal year ending December 31, 2000 at a remuneration to be fixed by the directors. Ernst & Young LLP have been auditors for the Corporation since July 1995. A representative of Ernst & Young LLP is expected to be present at the Meeting, and will have the opportunity to make a statement and answer questions from Stockholders if he or she so desires.

    The Board of Directors recommends a vote for the appointment of Ernst & Young as the Corporation's auditors, and proxies solicited by the Board of Directors will be voted in favor of such appointment unless a Stockholder has otherwise indicated on the proxy card.

                               VOTING AT MEETING

    The Board of Directors has fixed April 7, 2000 as the record date for the determination of Stockholders entitled to vote at this Meeting. At the close of business on that date, there were outstanding and entitled to vote
23,906,385 shares of Common Stock.

                            SOLICITATION OF PROXIES

    The enclosed proxy is solicited by management of the Corporation, on behalf of the Board of Directors, to be voted at the Meeting. Proxies will be solicited principally through the mails. Further solicitation of proxies from some Stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph, facsimile, overnight delivery or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Corporation registered in the name of the nominee. The Corporation will reimburse any such persons for their reasonable out-of-pocket expenses. The cost of solicitation of proxies will be borne by the Corporation.

                              REVOCATION OF PROXY

    Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares of Common Stock to which such proxies relate, unless prior to the Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

    The proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Corporation prior to the Meeting, or by giving to the Secretary of the Corporation a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Meeting and voting in person.

                             STOCKHOLDER PROPOSALS

    Any proposal that a Stockholder intends to present at the 2001 Annual Meeting of Stockholders of the Corporation must be submitted to the Secretary of the Corporation at its offices, 10 Forge Park, Franklin, Massachusetts 02038, no later than December 19, 2000 in order to be considered for inclusion in the proxy statement relating to that meeting.

    In connection with the Corporation's 2001 annual meeting of stockholders, the persons appointed by the Board of Directors will, if the Corporation does not receive notice of a matter or proposal to be considered at such meeting by March 3, 2001, be allowed to use their discretionary voting authority with respect to any such action or proposal that is raised at such annual meeting.

                           ANNUAL REPORT ON FORM 10-K

    The Corporation is providing with this Proxy Statement to each Stockholder, without charge, a copy of the Corporation's annual report on Form 10-K, including the audited financial statements and related schedule but excluding exhibits, for the Corporation's most recent fiscal year ended December 31, 1999. Copies of exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Corporation, attention Corporate Secretary, 10 Forge Park, Franklin, Massachusetts 02038.

                                 MISCELLANEOUS

    The management does not know of any other matters which may come before this Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters

                                        By Order of the Board of Directors

                                        Steven D. Singer
                                        Secretary

Franklin, Massachusetts

April 20, 2000

    THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                    ANNEX A
                               PLC SYSTEMS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    The purpose of this Plan is to provide eligible employees of PLC
Systems Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, no par value (the "Common Stock"). Four hundred thousand (400,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

    1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

    2. ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

        (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

        (b) they have been employed by the Company or a Designated Subsidiary for at least three (3) months prior to enrolling in the Plan; and

        (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

    No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. PLC Medical Systems, Inc., a Delaware corporation, shall initially be a Designated Subsidiary, but such designation may be changed by the Board or the Committee.

    3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Unless otherwise determined by the Board or the Committee, the first Offering will commence on the later of the date on which the Plan is approved by the stockholders of the Company or June 15, 2000 (the "Effective Date") and end on December 1, 2000. Unless otherwise determined by the Board or the Committee, subsequent Offerings will commence on the first date (each, an "Offering Commencement Date") after the end of the preceding Offering and will end on the last day of the sixth full month thereafter. Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve
(12) months or less for subsequent Offerings.

    4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven (7) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

    5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period (or such lesser percentage as the Board or Committee shall determine before the start of each Plan Period) or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

    No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

    6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

    7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

    8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

    9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

    The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less.

Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and
(b) above shall be the reported price for the next preceding day on which sales were made.

    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

    Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

    10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

    11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

    12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

    13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

    15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

    16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

    17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and
(b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

    18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

    19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

    20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    21. GOVERNING LAW. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

    22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

    23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

    24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on May 24, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                    ANNEX B
                                PLC SYSTEMS INC.
                           2000 EQUITY INCENTIVE PLAN

1. PURPOSE

    The purpose of this 2000 Equity Incentive Plan (the "Plan") of PLC
Systems Inc., a Yukon Territory corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

    (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

    (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 500,000 shares of common stock, no par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code ("Section 162(m)").

5. STOCK OPTIONS

    (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

    (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

    (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

    (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1) in cash or by check, payable to the order of the Company;

    (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

    (4) to the extent permitted by the Board, in its sole discretion by
       (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

    (5) by any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

    (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

    (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

    (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (c) Acquisition Events

    (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

    (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

    Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

    (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

    (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9. GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

    (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

    (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

    (f) Foreign Nationals. Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary of advisable to achieve the purposes of the Plan.

April 20, 2000

Dear Shareholder:

    Throughout 1999, we made important progress in strengthening PLC's clinical leadership in the TMR market. In July 1999, the Health Care Financing Administration (HCFA), which oversees Medicare expenditures, designated TMR as a reimbursable procedure. 1999 also represented the first full year of FDA approval for PLC's Heart Laser System. I consider these to be significant milestones in the Company's history. I believe these events, combined with PLC's advanced CO(2) Heart Laser technology, provide the foundation for a turnaround that will contribute to PLC's success in 2000 and the years ahead. Our challenge is to build toward achieving the high level of success that we know exists within PLC.

IMPLEMENTING PLC'S NEW STRATEGY

    We believe there is significant momentum within the TMR marketplace. To capitalize on this opportunity, PLC raised more than five million dollars through the sale of 2,683,000 shares of common stock to two institutional investors in March 2000. The proceeds from this financing will be utilized, in part, to increase PLC's sales staff and marketing initiatives. The additional sales coverage will assist in promoting and communicating the key benefits of TMR with The Heart Laser System. Also, PLC will use the proceeds to support our changing business model, which is shifting from a capital equipment sale to a procedural based model. The funds from this financing enable PLC to begin strategically implementing its long-term growth plan.

    Our top priorities for 2000 and beyond are to increase the Company's market share, improve the utilization of our installed laser base and build our shareholder's value. I am confident that we now have the management team in place to provide the leadership needed in achieving this goal.

    We remain committed to our fundamental strategy, which is to develop CO(2) TMR as the standard of care for revascularizing areas of the heart. To obtain additional market share in this emerging market, we have developed a balanced strategy based on two principles: educating patients and training physicians. I believe our new customer-focused strategy, combined with increased sales and marketing initiatives, will provide the direction and momentum needed to improve PLC's long-term performance.

    In closing, we are working to make CO(2) TMR a standard of care for the new millennium. Surgeons, and the medical community at large, are beginning to realize the benefits that TMR can offer their patients. I want to thank all of PLC's shareholders, physicians, patients and most of all, our employees for their commitment as we create a new vision for PLC. I look forward to sharing our progress and achievements with you over the coming year and beyond. TO REQUEST A COPY OF PLC SYSTEMS' 1999 ANNUAL REPORT PLEASE VISIT OUR WEBSITE AT WWW.PLCMED.COM OR CALL 508-541-8800 X195.

Sincerely,

Mark R. Tauscher
PRESIDENT AND CHIEF EXECUTIVE OFFICER

OUR STOCKHOLDERS ARE ADVISED THAT THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, AND PLC'S ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF A VARIETY OF FACTORS, INCLUDING OPERATIONAL CHANGES, COMPETITIVE DEVELOPMENTS, REGULATORY APPROVAL REQUIREMENTS, INDUSTRY ACCEPTANCE OF THE HEART LASER SYSTEM, UNCERTAINTY OF HEALTH CARE REIMBURSEMENT AND OTHER RISK FACTORS SET FORTH IN PLC'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999.

PROXY                                                                      PROXY
                                PLC SYSTEMS INC.
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2000
    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLC
                                  SYSTEMS INC.
    THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 20, 2000 in connection with the Annual General Meeting of Shareholders of PLC Systems Inc. (the "Corporation") to be held at 10:00 a.m. on Wednesday, May 24, 2000 at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and hereby appoints James G. Thomasch and Steven D. Singer, and each of them (with full power of substitution), as proxies of the undersigned, to vote all shares of the Common Stock of the Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would possess if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.
    IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
    THE UNDERSIGNED MAY APPOINT AN INDIVIDUAL OTHER THAN THE INDIVIDUALS NAMED ABOVE AS PROXY OF THE UNDERSIGNED TO VOTE THEIR SHARES AT THE MEETING IN ACCORDANCE WITH THIS PROXY BY IDENTIFYING SUCH INDIVIDUAL IN THE FOLLOWING SPACE. ____________

    Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Corporation in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually.

    SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date this Proxy on the reverse side. You need not mark any boxes.
                                                              (SEE REVERSE SIDE)

                   /X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.
The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. To elect Benjamin Holmes, Alan H. Magazine and Kenneth J. Pulkonik as Class II Directors for the ensuing three years (or if any nominee is not available for election, such substitute as the Board of Directors of the Corporation may designate).

                                  FOR  / /    WITHHELD  / /
                                  ----------------------------------------------
                                  / /  For all nominees except as noted above.

2.  To approve the Corporation's 2000 Employee Stock Purchase Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  To approve the Corporation's 2000 Equity Incentive Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                             Please sign exactly as name(s)
                                             appears hereon. Joint owners should
                                             each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, sign in full corporate
                                             name, by authorized officer. If a
                                             partnership, please sign in
                                             partnership name, by authorized
                                             person.

                                             Signature: ___________  Date: _____

                                             Signature: ___________  Date: _____